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                         CERTIFICATE OF INCORPORATION
                                      OF
                              T/SF INVESTMENT CO.

                                   ARTICLE I

         The name of the Corporation is "T/SF INVESTMENT CO."

                                  ARTICLE II

         The location of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

                                  ARTICLE III

         The nature of the business of the Corporation and the purposes for which it is formed are as follows:

         1. To purchase, own, and hold the stock, notes and securities of other corporations, and to do every act and thing covered generally by the denomination "holding corporation," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of
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any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation;

         2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware;

         3. To do any and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objects and purposes of the Corporation; and to do any and all such acts either as principal or in the capacity of agent, broker, factor, contractor, or otherwise;

         4. To have one or more offices outside the State of Delaware and to the same extent as natural persons might or could do to purchase or otherwise acquire and to hold, own, maintain, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of, and deal in lands and leaseholds, and any interest, estate and rights in real property and in personal or mixed property, necessary, convenient or appropriate for any of the purposes and objects herein expressed, either within or without the State of Delaware;

         5. To engage in any lawful business, except banking, insurance, credit unions, savings and loan associations, railroads and waterworks;

         6. To do everything necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals, and either as a principal, broker, agent, partner, joint venturer, or independent contractor, either alone or in conjunction with any other legal entity or person, and to do every other act or thing incidental to, or growing out of or connected with the aforesaid objects, purposes or powers or any of them, including power to borrow money and mortgage the property of the Corporation as security for the payment of such sums as may be borrowed, either within or without the State of Delaware; and

         7. The foregoing clauses shall be construed as objects, purposes and powers, and it is hereby expressly provided that the foregoing enumerations of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

                                  ARTICLE IV

         The authorized capital stock of the Corporation and the aggregate number of shares which the Corporation shall have authority to issue shall be 3,000 shares of Common Stock with a par value of $0.10 per share ("Common Stock"). The Common Stock shall have the designations, preferences, dividends, voting

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powers or restrictions, qualifications, limitations and relative rights hereinafter described.

     A.  Common Stock.
         -------------

         Except as otherwise expressly provided by law or in this Article IV, or as determined by the Board of Directors of the Corporation, voting rights upon any and all matters shall be vested in the holders of the Common Stock, each share of such Common Stock having one vote on all matters. Each fractional share, if any, of Common Stock shall be entitled to a corresponding fractional vote. The Board of Directors of the Corporation, pursuant to the provisions hereof, may declare and pay dividends, in their discretion, on the Common Stock of the Corporation out of funds legally available for the payment of dividends. Upon any voluntary or involuntary liquidation of the Corporation, as determined by the Board of Directors of the Corporation pursuant to the provisions hereof, the holders of shares of Common Stock shall be entitled to share in all remaining assets of the Corporation. The Common Stock of the Corporation shall not be redeemable without the consent of the holders of the shares to be redeemed.

     B.  Pre-emptive Rights.
         -------------------

         No holder of shares of any class of stock of the Corporation shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend, stock split or other distribution.

                                   ARTICLE V

         The name and mailing address of the incorporators are as follows:

               Name                                Mailing  Address
               ----                                ----------------
        G. Douglas Fox......................... 2407 East Skelly Drive
                                                Tulsa, OK 74105

        Howard G. Barnett, Jr.................. 2407 East Skelly Drive
                                                Tulsa, OK 74105

                                  ARTICLE VI

         The Board of Directors may, from time to time, distribute to its shareholders (i) out of capital surplus of the Corporation, a portion of its assets, in cash or property; (ii) as dividends and out of the depletion reserves, a portion of its assets in cash or property; (iii) as dividends, authorized but

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unissued shares of the Corporation's stock out of unreserved and unrestricted surplus subject to the limitations contained in the Delaware General Corporation Law; and (iv) as dividends, the Corporation's shares out of any treasury shares that have been reacquired out of surplus.

                                  ARTICLE VII

         The property and business of the Corporation shall be managed and controlled by the Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by or in the manner provided in the Bylaws but in no case shall the number be less than three (3). Directors shall serve from' the date of their election until the next Annual Meeting of Stockholders and until their successors have been chosen and qualified or the number of directors reduced. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a) To make, alter, amend or repeal the Bylaws of the Corporation.

         (b) To issue and sell all or any part of the shares of stock of any class of the Corporation without further action by stockholders for such consideration (but no less than the stated value thereof), and to such persons on such terms and conditions as may, from time to time, be determined.

         (c) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         (d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

         (e) To borrow or raise money for any corporate purpose.

         (f) To appoint an executive committee composed of two (2) or more directors to have and exercise all of the authority of the Board as permitted by law and the Bylaws.

         A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the stockholders at an annual meeting or at a special meeting called for that purpose, unless the vacancy was created by the stockholders at the previous annual meeting, in which case such vacancy may be filled by the directors as in the case of any other vacancy. No decrease in the

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number of directors shall have the effect of shortening the term of any incumbent director.

                                 ARTICLE VIII

         All stock of the Corporation shall be non-assessable.

                                  ARTICLE IX

         The period of duration of the Corporation shall be perpetual.

                                   ARTICLE X

         To the extent permitted by law, no contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers has a financial interest, shall be void or voidable solely for this reason, or solely because the Directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose, if:

         (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

                                  ARTICLE XI

         The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law or the indemnification provisions of any successor statute, indemnify every Director and officer and such person's heirs, executors, administrators and personal representatives against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with any threat-

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ened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The foregoing right of indemnification shall not be exclusive of any other rights of indemnity to which any such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

                                  ARTICLE XII

         No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of such director's fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a Director as follows:

         (a) For any breach of the Director's duty of loyalty to the Corporation or its stockholders; or

         (b) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or

         (c) Any liability for the unlawful payment of dividends or an unlawful stock redemption, in accordance with Section 174 of the General Corporation Law of the State of Delaware; or

         (d) Any transaction from which the Director derived an improper personal benefit.

         The undersigned, being the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, make this Certificate hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true as of this 31st day of August, 1990.


                                                      /s/ G. Douglas Fox
                                                      -------------------------
                                                      G. Douglas Fox


                                                      /s/ Howard G. Barnett, Jr.
                                                      -------------------------
                                                      Howard G. Barnett, Jr.

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